Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 17, 2011, with respect to the financial statements of PL Propylene LLC, and our report dated November 15, 2011, with respect to the financial statements of PetroLogistics LP, included in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-175035) and related Prospectus of PetroLogistics LP.

Houston, Texas
November 15, 2011